As filed with the Securities and Exchange Commission on August 10, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Yahoo! Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 First Avenue

Sunnyvale, California 94089

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Farechase.com, Inc. 2000 Equity Incentive Plan

(Full Title of the Plan)

Susan Decker

Executive Vice President, Finance and

Administration

Chief Financial Officer

Yahoo! Inc.

701 First Avenue

Sunnyvale, California 94089

408-349-3300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael Callahan, Esq.	William Kelly. Esq.
General Counsel	Davis Polk & Wardwell
Yahoo! Inc.	1600 El Camino Real
701 First Avenue	Menlo Park, CA 94025
Sunnyvale, California 94089	(650) 752-2003
(408) 349-3300

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share, issuable under the Farechase.com, Inc. 2000 Equity Incentive Plan (3)	21,718	$26.235	$569,771.73	$72.19
TOTAL	21,718	$26.235	$569,771.73	$72.19

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock of Yahoo! Inc. as reported on the Nasdaq National Market on August 6, 2004.

(3) Including the associated Preferred Stock Purchase Rights.  Pursuant to the Agreement and Plan of Merger dated June 23, 2004, all outstanding options under the Farechase.com, Inc. 2000 Equity Incentive Plan were assumed by Registrant.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                   Plan Information*

Item 2.                                   Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Documents by Reference

This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:

1.                                       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on February 27, 2004.

2.                                       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 7, 2004.

3.                                       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 9, 2004.

4.                                       The Registrant’s Current Reports on Form 8-K filed on January 14, 2004, March 26, 2004, April 7, 2004, May 28, 2004, June 30, 2004 and July 7, 2004.

5.                                       The Registrant’s Current Reports on Form 8-K, as amended, filed on January 6, 2004, April 6, 2004 and May 26, 2004

6.                                       The description of the Registrant’s common stock set forth in its Registration Statement on Form 8-A, filed on March 12, 1996, as updated by the Registrant’s Current Report on Form 8-K, filed on August 11, 2000.

7.                                       The description of the Registrant’s preferred stock purchase rights described in the Registrant’s Registration Statement on Form 8-A, filed on March 19, 2001, as amended by Registration Statement on Form 8-A/a, filed with the Commission on April 30, 2004.

All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.                                   Description of Securities

Not Applicable.

Item 5.                                   Interests of Named Experts and Counsel

Not Applicable.

Item 6.                                   Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of our amended and restated certificate of incorporation and Article VI of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

We have entered into agreements with our directors and certain officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. We maintain liability insurance for the benefit of our officers and directors.

The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7.                                   Exemption From Registration Claimed

Not Applicable.

Item 8.                                   Exhibits

Exhibit No.		Description
4.1		Farechase.com, Inc. 2000 Equity Incentive Plan

4.2	*

Amended and Restated Certificate of Incorporation of Yahoo! Inc.  Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended June 30, 2000 as filed by the Registrant on July 28, 2000.

4.3	*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit

4.9 to the Form S-8 filed by the Registrant on March 5, 2002.

4.4	*

Rights Agreement, dated as of March 15, 2001, by and among, the Registrant, and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.  Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 19, 2001.

4.5	*

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant.  Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.

5.1		Opinion of Davis Polk & Wardwell.

23.1		Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1		Power of Attorney (included on Signature page hereto).

*              Not filed herewith; previously filed as noted.

Item 9.                                   Undertakings

The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of August 2004.

YAHOO! INC.

By:	/s/ Terry Semel
Terry Semel
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Semel and Susan Decker, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Semel	Chairman of the Board and Chief	August 9, 2004
Terry Semel	Executive Officer (Principal Executive Officer)

/s/ Susan Decker	Executive Vice President, Finance and	August 9, 2004
Susan Decker	Administration and Chief Financial Officer (Principal Financial Officer)

/s/ Patricia Cuthbert	Vice President and Corporate Controller	August 9, 2004
Patricia Cuthbert	(Principal Accounting Officer)

/s/ Roy Bostock	Director	August 9, 2004
Roy Bostock

/s/ Ronald Burkle	Director	August 9, 2004
Ronald Burkle

/s/ Eric Hippeau	Director	August 9, 2004
Eric Hippeau

/s/ Arthur Kern	Director	August 9, 2004
Arthur Kern

/s/ Robert Kotick	Director	August 9, 2004
Robert Kotick

/s/ Edward Kozel	Director	August 9, 2004
Edward Kozel

/s/ Gary Wilson	Director	August 9, 2004
Gary Wilson

/s/ Jerry Yang	Director	August 9, 2004
Jerry Yang

Exhibit Index

Exhibit No.		Description
4.1		Farechase.com, Inc. 2000 Equity Incentive Plan

4.2	*

Amended and Restated Certificate of Incorporation of Yahoo! Inc.  Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the period ended June 30, 2000 as filed by the Registrant on July 28, 2000.

4.3	*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit 4.9 to the Form S-8 filed by the Registrant on March 5, 2002.

4.4	*

Rights Agreement, dated as of March 15, 2001, by and among, the Registrant, and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.  Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 19, 2001.

4.5	*

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant.  Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed by the Registrant on May 4, 2001.

5.1		Opinion of Davis Polk &Wardwell.

23.1		Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1		Power of Attorney (included on Signature page hereto).

*              Not filed herewith; previously filed as noted.